SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2008

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 SECOND AVENUE
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 27, 2008, the Board of Directors (the “Board”) of Washington Mutual, Inc. (the “Company”) approved amendments to the Company’s Restated Bylaws (the “Bylaws”) which: (i) adopt a majority voting standard for the election of directors in uncontested elections; (ii) revise sections of the Bylaws that address the responsibilities of the Board Chair as well as different officers of the Company, primarily in connection with the Board’s determination to appoint an independent director as Board Chair effective July 1, 2008; and (iii) make other technical amendments to certain officer roles and titles and other provisions.

The Bylaws previously contained a director resignation policy that was applicable whenever a director did not receive a majority of votes cast in an uncontested election.  The amendments to the Bylaws adopting a majority voting standard provide that in any election of directors that is not a contested election, the nominees elected are those receiving a majority of votes cast.  The term of any incumbent director nominee who does not receive a majority of votes cast in an election that is not contested terminates on the earliest to occur of: (i) 90 days after the date election results are certified; (ii) the date the Board fills the position; or (iii) the date the Board accepts the resignation of the affected director.  An election of directors is considered “contested”, and thus is subject to a plurality voting standard, if there are shareholder nominees for director pursuant to the Company’s advance notice provision who are not withdrawn by the advance notice deadline set forth in Section 3.14 of the Bylaws, unless the Board has determined before notice of the shareholders’ meeting is given that the shareholder nominee(s) do not create a bona fide election contest.  The amendments also clarify which votes are considered cast, provide that nominees submitted by shareholders must comply with the Board’s director resignation policy related to the majority voting procedures, and make other conforming changes to the Bylaws.  In connection with the amendments to the Bylaws, the Board also approved conforming changes to the director resignation procedures contained in the Company’s corporate governance guidelines, which are available on the Corporate Governance page of the Company’s website at www.wamu.com/ir.

A copy of the Bylaws, marked to show changes, is attached to this Form 8-K as Exhibit 3.1.  The foregoing summary is qualified in its entirety by reference to Exhibit 3.1.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

The Company announced on June 2, 2008: (i) the appointment of Stephen E. Frank as Board Chair effective July 1, 2008; (ii) the adoption of a majority voting standard for the election of directors in uncontested elections; (iii) the appointment of new chairs for certain Board committees; and (iv) other changes to Board committee membership.  A copy of the Company’s press release making these announcements is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits.

(d)  Exhibits

3.1  Restated Bylaws of the Company, as amended

99.1  Press Release of the Company dated June 2, 2008

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2008		WASHINGTON MUTUAL, INC.
	By:	/s/ Stewart M. Landefeld Stewart M. Landefeld Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended Sections of the Restated Bylaws of the Company, as amended
99.1	Press Release of the Company dated June 2, 2008